Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 16, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in JA Solar Holdings Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, People’s Republic of China

May 28, 2013

普华永道中天会计师事务所有限公司

PricewaterhouseCoopers Zhong Tian CPAs Limited Company, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Huangpu  District, Shanghai 200021, PRC

Tel +86 (21) 2323 8888 | fax +86 (21) 2323 8800   http://www.pwccn.com